UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2010

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, the Seneca Gaming Corporation (the “Corporation”) entered into an amended and restated Employment Agreement with Catherine A. Walker (the “Agreement”), pursuant to which Ms. Walker agreed to serve as President and Chief Executive Officer of the Corporation and its subsidiaries.  Ms. Walker has been serving as principal executive officer of the Corporation since April 24, 2009, and as Chief Operating Officer since March 16, 2008.

The Agreement has a term of five years and is renewable by subsequent agreement of the parties.  If the Corporation elects not to renew the Agreement, then Ms. Walker shall continue to receive her base salary for three months following expiration of the term.

Ms. Walker is entitled to receive an annual base salary of $925,000 for the fiscal year ended September 30, 2010, after which time the Corporation’s Board of Directors (the “Board”) shall determine in its sole discretion whether an increase is warranted.  She will also receive a one-time payment of $125,830 in recognition of her past service as the Corporation’s principal executive officer.  Ms. Walker will be eligible to receive annual performance-based compensation; for the fiscal year ended September 30, 2010 she is eligible to earn a bonus ranging from $75,000 to $860,000, depending upon whether the Corporation achieves specified EBITDA targets and further depending on Ms. Walker’s achievement of certain individual goals.  For future fiscal years, the performance-based compensation will be established by the Board in its sole discretion.

If Ms. Walker’s employment is terminated by the Corporation for any reason other than for “cause,” the loss by the Seneca Nation of Indians (the “Nation”) of its ability to conduct gaming activities, the loss by Ms. Walker of her license to work at the Nation’s gaming facilities, the Corporation’s permanent cessation of gaming activities on Nation territory, or Ms. Walker’s death or disability, or if Ms. Walker terminates her employment for “good reason,” Ms. Walker will receive: (i) her earned, but unpaid base salary at the time of termination and (ii) her base salary for a period (the “Severance Period”) following termination equal to the lesser of (A) 12 months or (B) the remainder of the period ending on the termination date of the Agreement, provided that in no event shall the Severance Period be less than three months.  For purposes of the Agreement, “cause” generally means an act of dishonesty intended to result in personal enrichment, refusal to perform the duties under the Agreement, acts of gross negligence, or failure to perform any material condition of the Agreement after notice and an opportunity to cure.  “Good reason” generally means any substantial and sustained diminution in Ms. Walker’s authority or responsibility, following notice to the Corporation and an opportunity to cure.

The Agreement provides that Ms. Walker will not compete with the Corporation during the term of the Agreement and for one year following her termination for any reason.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release of Seneca Gaming Corporation dated July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION

Date: July 12, 2010	/s/ David Sheridan
	Name:	David Sheridan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Seneca Gaming Corporation dated January 12, 2010.